EXCHANGE AND RESTRUCTURING AGREEMENT This Exchange and Restructuring Agreement (the “Agreement”) is entered into as of June 1, 2026 (the “Effective Date”), by and between OBSIDIAN ASSOCIATES, LLC., a Florida LLC (“Holder”), with a principal address at 7050 Aloma Ave Winter park, FL 32792, and Cycurion, Inc., a Delaware corporation (the “Company”), with offices at 1640 Boro Place, Fourth Floor, McLean, Virginia 22102. The Holder and the Company may be referred to individually as a “Party” and collectively as the “Parties.” RECITALS WHEREAS Holder currently owns certain Promissory Notes issued by the Company to Odin Associates, LLC, which are listed on Exhibit A1 attached hereto (the “Note 1”); WHEREAS Holder currently owns certain Promissory Notes issued by the Company to Gold Coast Ventures, LLC, which are listed on Exhibit A2 attached hereto (the “Note 2”); WHEREAS the Existing Notes contain outstanding principal balances, accrued interest, default interest, penalties, and other charges. WHEREAS, the Parties desire to restructure the Existing Notes such that: • the principal balance and accrued non-default interest in the amount of $1,083,003.41 of Note 1 shall be exchanged for a new Convertible Promissory Note (the “New Note”) in the form attached hereto as Exhibit B, and • the default interest, late fees, penalties, and other default-related charges shall be exchanged for Series H Convertible Preferred Stock of the Company (the “Exchange Preferred Stock”); WHEREAS, the Parties intend that this transaction constitutes a restructuring and exchange of existing securities and that the holding period of the Existing Notes shall tack for purposes of Rule 144 under the Securities Act of 1933. NOW THEREFORE the Parties agree as follows: 1. Exchange Transaction (a) Issuance of New Note(s) 1) On the Effective Date, Holder agrees to exchange the principal amount and accrued non-default interest of Note 1 for a new Convertible Promissory Note issued by the Company in favor of Holder. The aggregate principal amount of the New Note shall be: $1,083,003.41 – Convertible at $1.05 (9% above the Closing Price on 5/28/26) The New Note shall be in the form attached as Exhibit B. (b) Exchange of Default Amounts In consideration for the cancellation of all default interest, late fees, penalties, and other default-related charges ($947,250.00) under the Existing Notes, the Company shall issue to Holder: 947.25 shares of Series H Convertible Preferred Stock, Convertible at $1.45 (the “Exchange Preferred Stock”). Exhibit 10.5

The Exchange Preferred Stock shall be issued at a deemed price of $1,000 per share, representing an aggregate value of ($947,250.00) (c) Cancellation of Existing Notes Upon issuance of the New Note and the Exchange Preferred Stock: • The Existing Notes listed on Exhibit A shall be deemed cancelled and satisfied in full, and • Holder shall have no further claims under the Existing Notes except as embodied in the New Note and Exchange Preferred Stock. 2. Rule 144 Holding Period The Parties agree and acknowledge that: • the New Note and Exchange Preferred Stock are issued in exchange for previously outstanding securities. • the holding period of the Existing Notes shall tack to the New Note and the Exchange Preferred Stock for purposes of Rule 144. The Company agrees to cooperate fully in providing legal opinions and documentation required for Rule 144 sales. The Company shall be responsible for all reasonable legal opinion costs necessary for Rule 144 removal of restrictive legends. 6. Leak-Out Agreement Holder agrees that any shares sold into the public market will be limited to no more than 5% of the Company’s average daily trading volume. 7. Representations of Holder Holder represents that: • Holder is an Accredited Investor within the meaning of Rule 501 of Regulation D. • The securities are being acquired for investment purposes. 8. Governing Law This Agreement shall be governed by the laws of the State of Nevada. 9. Entire Agreement This Agreement constitutes the entire agreement between the Parties.

SIGNATURES OBSIDIAN ASSOCIATES, LLC By: __/s/ Ariella Basdeo_ Ariella Basdeo CYCURION, INC By: _/s/ L. Kevin Kelly_________________ L. Kevin Kelly, CEO

EXHIBITS Exhibit A — Existing Notes Exhibit B — Form Convertible Promissory Note Exhibit C – Amounts Outstanding

Exhibit A

Exhibit B

Exhibit C

			THRU 5/31/26			
Issue Date	Holder	Principal Balance	Unpaid Interest	Total Interest	TOTAL DUE 05/31/26	Convert @1.0500
Group 1						
12/31/2020	Odin	300,000.00	$ 346,400.00	$ 346,400.00	$ 646,400.00	615,619
2/28/2023	Gold Coast	314,722.22	$ 121,881.19	$ 121,881.19	$ 436,603.41	415,813
Total		614,722.22	468,281.19	468,281.19	1,083,003.41	1,031,431.82

Estimated	Convert @1.4500
Default Penalties Calculations	SHARES
$ 756,500.00	391,293.10
$ 506,500.00	261,983
1,263,000.00	653,275.86